UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events.

Huntsman Corporation (the “Company”) has accepted proposals (the “Backstop Proposals”) pursuant to which certain stockholders of the Company have agreed to make cash payments to the Company in an aggregate amount of $43,579,288 in connection with the consummation of the merger (the “Merger”) between the Company and Hexion Specialty Chemicals, Inc.  The stockholders under the Backstop Proposals will receive no equity, debt or other securities or payments in return for their payments.  The Stockholders’ obligations to make the cash payments are subject to, among other things, the Merger being consummated on the terms provided in the current merger agreement on or prior to November 2, 2008.  These Backstop Proposals are in addition to a similar backstop commitments that certain other stockholders and members of the Huntsman family and certain of their controlled entities on September 11, 2008 that aggregated $416,460,102.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy Keller
TROY KELLER
Assistant Secretary

Dated:  October 24, 2008